UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 15, 2010

NextFit, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-122185 (Commission File Number)	87-0672359 (IRS Employer Identification No.)

235 West Sego Lily Drive, 2nd Floor, Sandy, Utah  84070

(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 990-1992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On April 15, 2010, the Company cancelled its Exclusive License and Distribution Agreement with NextFitness, Inc. (“NextFitness”), whose assets were foreclosed on by secured debtors Mark and Shauna Trieb on March 1, 2010.  FitTech, LLC, a Delaware limited liability company with offices in Dallas, Texas (“FitTech”), has acquired the rights, title, and interest in and to the content used in the development of health and fitness audio or video workouts, all intellectual property embodied in the web-based application that permits subscribers to download the content, all intellectual property used in the portable media player known as the Keychain Trainer, and certain trademarks and trade names associated with the Keychain Trainer and related service.

 On April 15, 2010, the Company entered into an Exclusive License and Distribution Agreement (the “License and Distribution Agreement”) with FitTech, Inc., pursuant to which the Company has received a global exclusive license for the Keychain Trainer distribution rights, a global non-exclusive license to distribute the application intellectual property, and a global exclusive license for the trade intellectual property related to the marketing of the KeyChain trainer solely through multi-level or network marketing.

The NextFit Keychain Trainer and associated service combine technology, expert coaching, and music to motivate people to reach their fitness goals. The Nextfit Keychain Trainer, a training and fitness aid, is a proprietary portable media player, which plugs into a USB port on any internet-connected computer to download fitness workouts, providing access to the NextFit Service, with dozens of coaches and millions of possible workouts, specially tailored to individual subscribers. The Keychain Trainer fits in pocket or purse and subscribers plug in the included headphones, press play on the Keychain Trainer, and listen as their personal trainers guide them to their fitness goals.

The License and Distribution Agreement calls for the Company to pay the following fees to FitTech:

(a)

a “Licensee Subscriber Fee” of $2.00 for every subscriber each month, excluding the subscriber’s first month.

(b)

total minimum monthly Licensee Subscriber Fees as follows: (i) $10,000 per month commencing January 2011 through June 2011; (ii) $15,000 per month for July 2011 through December 2011; and (iii) $25,000 per month for every month thereafter commencing January 2012.

(c)

as a condition to maintaining the Company’s exclusive rights to exploit the KeyChain Trainer and certain trademarks, tradenames, and other intellectual property associated with FitTech’s products and services, total minimum Licensee Subscriber Fees each month (the “Monthly Exclusivity Fee”) as follows: (i) $15,000 per month for January 2011 through June 2011; (ii) $30,000 per month for July 2011 through December 2011; and $50,000 per month for every month thereafter commencing with January 2012.  If the Company fails to pay FitTech the Monthly Exclusivity Fee, the Company’s rights under the License and Distribution Agreement will no longer be exclusive, and FitTech may grant such rights to other persons.

At any time prior to the termination of the License and Distribution Agreement, the Company will have the option to make a one-time cash payment to FitTech in the amount of $4,000,000 in exchange for a perpetual global exclusive multi-level/network marketing license as to the Keychain Trainer, and a global non-exclusive right to distribute the web-based application intellectual property and any modifications, improvements, enhancements or upgrades thereto through the Keychain Trainer.

The foregoing description is qualified in its entirety by reference to the License and Distribution Agreement, a copy of which is attached as an Exhibit.

Item 9.01

Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.01	License and Distribution Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextfit, Inc.

By:	/s/ Teri Sundh
Teri Sundh, CEO

Date:  April 20, 2010

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